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                                                                     EXHIBIT 5.1


                                 March 19, 1999



Board of Directors
U.S. Foodservice
9755 Patuxent Woods Drive
Columbia, Maryland 21046

Gentlemen:

          This firm has acted as special counsel to U.S. Foodservice, a Delaware corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-3, of 10,010,698 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Of such shares, 8,704,955 shares of Common Stock (the "Secondary Shares") have been registered for offering and sale by the stockholders of the Company identified in the registration statement (the "Selling Stockholders") and 1,305,743 shares of Common Stock (the "Primary Shares") have been registered for offering and sale by the Company. The Secondary Shares and, if the Underwriters (as defined below) exercise their over-allotment options, the Primary Shares will be sold to the Underwriters pursuant to (i) a U.S. Purchase Agreement (the "U.S. Purchase Agreement") among the Company, the Selling Stockholders and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co., Salomon Smith Barney Inc., J.C. Bradford & Co. and First Union Capital Markets Corp., as U.S. Representatives to the U.S. Underwriters (the "U.S. Underwriters") to be named therein, and (ii) an International Purchase Agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") among the Company, the Selling Stockholders and Merrill Lynch International, Goldman Sachs International, Salomon Brothers
International Limited and J.C. Bradford & Co., as Lead Managers of the several international managers (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters") to be named therein. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with such registration.

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Board of Directors
U.S. Foodservice
March 19, 1999
Page 2

          For purposes of this opinion letter, we have examined copies of the following documents:

      1. The Registration Statement on Form S-3 (No. 333-73447), as filed with the Securities and Exchange Commission (the "Commission") on March 5, 1999, Amendment No. 1 thereto, as filed with the Commission on March 15, 1999, and Amendment No. 2 thereto, as filed with the Commission on March 19, 1999 (such Registration Statement, as it may be further amended, the "Registration Statement").

      2. The forms of the Purchase Agreements filed as exhibits to the Registration Statement.

      3. The Restated Certificate of Incorporation of the Company, as certified by an Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

      4. The Amended and Restated By-Laws of the Company, as certified by an Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

      5. Resolutions of the Board of Directors of the Company adopted at a meeting held on January 21, 1999, as certified by an Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

      6. The Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 30, 1997, as amended as of September 3, 1997 and as of November 5, 1997, by and among the Company, Rykoff-Sexton, Inc., a Delaware corporation ("Rykoff-Sexton"), and Hudson Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company.

      7. The Certificate of Merger with respect to the Merger Agreement, as filed with the Secretary of State of the State of Delaware on December 23, 1997.
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Board of Directors
U.S. Foodservice
March 19, 1999
Page 3

      8. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of the Company on December 23, 1997 as then being complete, accurate and in effect.

      9. The Amended and Restated By-Laws of the Company, as certified by the Secretary of the Company on December 23, 1997 as then being complete, accurate and in effect.

      10. Resolutions of the Board of Directors of the Company adopted at meetings held on June 29, 1997, November 2, 1997, November 17, 1997 and December 23, 1997, as certified by the Secretary of the Company on December 23, 1997 as then being complete, accurate and in effect.

      11. Resolutions of the Board of Directors and stockholders of Rykoff-Sexton with respect to the Merger Agreement and the transactions contemplated thereby.

      12. The Stock Purchase Agreement, dated as of October 30, 1998, by and among the Company, Joseph Webb Foods, Inc., a Delaware corporation, and the stockholders of Joseph Webb Foods, Inc.

      13. Resolutions of the Board of Directors of the Company adopted at a meeting held on September 24, 1998, as certified by the Secretary of the Company on November 16, 1998 as then being complete, accurate and in effect.

      14. A certificate of an Assistant Secretary of the Company with respect to certain matters relating to the subject matter of this opinion letter.

          In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
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Board of Directors
U.S. Foodservice
March 19, 1999
Page 4

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that (a) the Secondary Shares have been duly authorized and, assuming receipt of the consideration therefor as provided in the resolutions of the Company's Board of Directors authorizing issuance thereof, are validly issued, fully paid and non-assessable under the General Corporation Law of the State of Delaware and (b) following (i) final action of the Board of Directors of the Company (or the duly appointed Offering Committee thereof) approving the price of the Primary Shares, (ii) execution and delivery by the Company of the Purchase Agreements, (iii) effectiveness of the Registration Statement, (iv) issuance of the Primary Shares pursuant to the terms of the Purchase Agreements and (v) receipt by the Company of the consideration for the Primary Shares to be sold by the Company specified in the resolutions of the Board of Directors (or the duly appointed Offering Committee thereof), the Primary Shares to be sold by the Company will be validly issued, fully paid and non-assessable under the General Corporation Law of the State of Delaware.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the references to our firm under "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.

                                    Hogan & Hartson L.L.P.